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                                                                         ANNEX I
                                Terms Agreement
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Goldman, Sachs & Co.,
[Name(s) of Co-Representative(s),]
   As Representatives of the several
    Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                          , 19..
Ladies and Gentlemen:

     MCI Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust"), and MCI Communications Corporation, a Delaware corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement Basic Provisions (the "Underwriting Agreement Basic Provisions") of the Designated Trust, MCI Capital II, MCI Capital III, MCI Capital IV and the Guarantor, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The Designated Securities are exchangeable into debt securities of the Guarantor (the "Subordinated Debentures"), as specified in
Schedule II to this Agreement. The Designated Securities will be guaranteed by the Guarantor to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement Basic Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Prospectus in Section 1 of the Underwriting Agreement Basic Provisions shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement Basic Provisions in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Terms Agreement. Each reference to the
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Representatives herein and in the provisions of the Underwriting Agreement Basic
Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement Basic Provisions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 10 of the Underwriting
Agreement Basic Provisions and the address of the Representatives referred to in such Section 10 are set forth in Schedule II hereto.

     An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement Basic Provisions incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

     The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph next above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Designated Trust and the Guarantor given within a period of 15 calendar days after the date of this Terms Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated

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Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Guarantor for examination, upon

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request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        MCI COMMUNICATIONS CORPORATION


                                        By:  ___________________________________
                                           Name:
                                           Title:

                                        MCI CAPITAL I
                                        By: MCI Communications Corporation,
                                              as Depositor


                                        By:  ___________________________________
                                           Name:
                                           Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
[Name(s) of Co-Representative(s)]
As Representatives of the Underwriters
  Named in Schedule I hereto


By:  _________________________________
              (Goldman, Sachs & Co.)

On behalf of each of the Underwriters
named on Schedule I hereto

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